Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, LLC Fourth Quarter and Full Year 2018 Earnings January 31, 2019

Apollo 4Q'18 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	4Q'18	Per Share	FY'18	Per Share
• Net Income (Loss)	($377.9)	N/A	$19.3	N/A
• Net Loss Attributable to Apollo Global Management, LLC Class A Shareholders	($196.4)	($1.00)	($42.0)	($0.30)

Non-GAAP Measures & Distribution

($ in millions, except per share data)	4Q'18	Per Share	FY'18	Per Share
• Economic Net Loss ("ENI")[1]	($406.1)	($1.01)	($84.6)	($0.21)
• Fee Related Earnings ("FRE")	$255.6	$0.62	$771.2	$1.87
• Distributable Earnings ("DE") After Taxes and Related Payables	$252.4	$0.61	$887.8	$2.15

- Declared 4Q'18 distribution of $0.56 per Class A share and equivalent (payout ratio of 92%), bringing FY'18 distributions to $1.83 per Class A share (payout ratio of 85%)

Assets Under Management

- Total Assets Under Management ("AUM") of $280.3 billion
- Fee-Generating AUM ("FGAUM") of $214.4 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $121.8 billion and Performance Fee-Generating AUM ("PFGAUM") of $48.6 billion
- Dry Powder of $48.5 billion available for investment

Business Drivers

- Inflows: $21.6 billion of capital inflows ($60.0 billion FY'18)
- Deployment: $5.7 billion invested ($16.1 billion FY'18)
- Realizations: $2.3 billion of capital returned to investors ($11.1 billion FY'18)
- Performance: Credit Gross Return[2] -2.1% (+2.2% FY'18)
  Private Equity Fund Depreciation -10.9% (-9.8% FY'18)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 33 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 20 and 25.

1) Includes $207.4 million ($0.51 per share) and $193.1 million ($0.48 per share) related to a decrease in the fair value of Athene for the periods 4Q'18 and FY'18, respectively.
2) Represents total Credit gross return, excluding assets managed by Athene Asset Management, LLC ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was (2.2%) for 4Q'18 and 1.2% for FY'18.

APOLLO

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GAAP Consolidated Statements of Operations (Unaudited)

- Net Loss was ($377.9) million for the quarter ended December 31, 2018; Net Loss Attributable to Apollo Global Management, LLC Class A shareholders was ($196.4) million for the quarter ended December 31, 2018

($ in thousands, except share data)	4Q'17	3Q'18	4Q'18	FY'17	FY'18
Revenues:					
Management fees	$302,634	$358,750	$358,150	$1,154,925	$1,345,252
Advisory and transaction fees, net	62,719	13,154	70,133	117,624	112,278
Investment income:					
Performance allocations	496,297	124,856	(530,081)	1,306,193	(400,305)
Principal investment income (loss)	58,753	16,153	(20,212)	161,630	5,122
Total investment income (loss)	555,050	141,009	(550,293)	1,467,823	(395,183)
Incentive fees	7,868	4,818	7,125	31,431	30,718
Total Revenues	928,271	517,731	(114,885)	2,771,803	1,093,065
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	112,871	112,722	115,981	428,882	459,604
Equity-based compensation	21,118	50,334	49,585	91,450	173,228
Profit sharing expense	175,394	63,059	(179,160)	515,073	(57,833)
Total Compensation and Benefits	309,383	226,115	(13,594)	1,035,405	574,999
Interest expense	13,376	15,209	15,206	52,873	59,374
General, administrative and other	67,940	70,657	71,593	257,858	266,444
Placement fees	1,353	746	738	13,913	2,122
Total Expenses	392,052	312,727	73,943	1,360,049	902,939
Other Income (Loss):					
Net gains (losses) from investment activities	(7,832)	155,283	(207,094)	95,104	(186,449)
Net gains (losses) from investment activities of consolidated variable interest entities	(420)	13,001	16,366	10,665	45,112
Interest income	3,492	5,411	7,137	6,421	20,654
Other income, net	200,864	3,085	33,941	245,640	35,829
Total Other Income (Loss)	196,104	176,780	(149,650)	357,830	(84,854)
Income (loss) before income tax provision	732,323	381,784	(338,478)	1,769,584	105,272
Income tax provision	(271,019)	(19,092)	(39,425)	(325,945)	(86,021)
Net Income (Loss)	461,304	362,692	(377,903)	1,443,639	19,251
Net (income) loss attributable to Non-Controlling Interests	(272,028)	(191,171)	190,658	(814,535)	(29,627)
Net Income (Loss) Attributable to Apollo Global Management, LLC	189,276	171,521	(187,245)	629,104	(10,376)
Net income attributable to Series A Preferred Shareholders	(4,383)	(4,383)	(4,382)	(13,538)	(17,531)
Net income attributable to Series B Preferred Shareholders	—	(4,781)	(4,781)	—	(14,131)
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	$184,893	$162,357	($196,408)	$615,566	($42,038)
Distributions Declared and Paid per Class A Share	$0.39	$0.43	$0.46	$1.85	$1.93
Net Income (Loss) Per Class A Share:					
Net Income (Loss) Available to Class A Share – Basic	$0.92	$0.77	($1.00)	$3.12	($0.30)
Net Income (Loss) Available to Class A Share – Diluted	$0.92	$0.77	($1.00)	$3.10	($0.30)
Weighted Average Number of Class A Shares Outstanding – Basic	193,609,614	200,347,996	200,269,856	190,931,743	199,946,632
Weighted Average Number of Class A Shares Outstanding – Diluted	193,609,614	200,347,996	200,269,856	192,581,693	199,946,632

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GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of December 31, 2018 December 31, 2017 Assets: Cash and cash equivalents $609,747 $751,273 Restricted cash 3,457 3,875 U.S. Treasury securities, at fair value 392,932 364,649 Investments (includes performance allocations of $912,182 and $1,828,930 as of December 31, 2018 and December 31, 2017, respectively) 2,722,612 3,559,834 Assets of consolidated variable interest entities 1,290,891 1,328,586 Incentive fees receivable 6,792 43,176 Due from related parties 378,108 262,588 Deferred tax assets 306,094 337,638 Other assets 173,270 231,757 Goodwill 88,852 88,852 Intangible assets, net 18,899 18,842 Total Assets $5,991,654 $6,991,070 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $70,878 $68,873 Accrued compensation and benefits 73,583 62,474 Deferred revenue 111,097 128,146 Due to related parties 425,435 428,013 Profit sharing payable 452,141 752,276 Debt 1,360,448 1,362,402 Liabilities of consolidated variable interest entities 934,438 1,117,721 Other liabilities 111,794 173,369 Total Liabilities 3,539,814 4,093,274 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Series A Preferred shares, 11,000,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017 264,398 264,398 Series B Preferred shares, 12,000,000 and 0 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively 289,815 — Class A shares, no par value, unlimited shares authorized, 201,400,500 and 195,267,669 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding as of December 31, 2018 and December 31, 2017 — — Additional paid in capital 1,299,418 1,579,797 Accumulated deficit (473,276) (379,460) Accumulated other comprehensive loss (4,159) (1,809) Total Apollo Global Management, LLC shareholders’ equity 1,376,196 1,462,926 Non-Controlling Interests in consolidated entities 271,522 140,086 Non-Controlling Interests in Apollo Operating Group 804,122 1,294,784 Total Shareholders’ Equity 2,451,840 2,897,796 Total Liabilities and Shareholders’ Equity $5,991,654 $6,991,070 3

Summary of Non-GAAP Measures

($ in thousands, except per share data)	4Q'17	3Q'18	4Q'18	FY'17	FY'18
Management Fees	$280,920	$339,905	$344,716	$1,082,315	$1,282,688
Advisory and Transaction Fees, Net	62,719	12,972	70,021	117,624	111,567
Performance Fees	503,744	126,542	(518,747)	1,337,590	(374,310)
Principal Investment Income (Loss)	58,504	17,738	(20,312)	162,951	7,614
Total Segment Revenues	**905,887**	**497,157**	**(124,322)**	**2,700,480**	**1,027,559**
Salary, Bonus and Benefits	99,867	101,533	102,397	394,155	414,962
Equity-Based Compensation	16,505	19,951	16,428	67,874	69,770
Profit Sharing Expense	171,496	86,885	(145,238)	509,217	40,327
Other Expenses	61,398	64,743	65,981	242,492	241,413
Total Segment Expenses	**349,266**	**273,112**	**39,568**	**1,213,738**	**766,472**
Segment Other Income (Loss) Net of Non-Controlling Interests	(17,755)	147,652	(217,437)	91,207	(228,499)
Economic Income (Loss)[1]	**$538,866**	**$371,697**	**($381,327)**	**$1,577,949**	**$32,588**
Taxes	(44,155)	(28,451)	(15,636)	(127,280)	(85,513)
Preferred Distributions	(4,383)	(9,164)	(9,163)	(13,538)	(31,662)
Economic Net Income (Loss)	**$490,328**	**$334,082**	**($406,126)**	**$1,437,131**	**($84,587)**
Per Share	$1.22	$0.83	($1.01)	$3.57	($0.21)
Fee Related Earnings	**$187,285**	**$197,058**	**$255,611**	**$624,413**	**$771,239**
Per Share[2]	$0.46	$0.48	$0.62	$1.53	$1.87
Distributable Earnings	**$327,560**	**$244,902**	**$271,030**	**$1,010,002**	**$963,707**
Taxes and Related Payables[3]	(5,993)	(9,734)	(9,445)	(26,337)	(44,215)
Preferred Distributions	(4,383)	(9,164)	(9,163)	(13,538)	(31,662)
Distributable Earnings After Taxes and Related Payables	**$317,184**	**$226,004**	**$252,422**	**$970,127**	**$887,830**
Per Share of Common & Equivalent[2]	$0.77	$0.55	$0.61	$2.37	$2.15
Net Distribution per Share of Common & Equivalent[2]	$0.66	$0.46	$0.56	$2.06	$1.83
Payout Ratio	86%	84%	92%	87%	85%

1) FY'17 Other income (loss) includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding.
2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 27 for details regarding the shareholder distribution and page 28 for the share reconciliation.
3) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement. DE After Taxes and Related Payables is calculated after current taxes and the impact of the tax receivable agreement ("TRA"). The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported; DE After Taxes and Related Payables would have been $308.8 million and $937.8 million in 4Q'17 and FY'17, respectively.

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Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$184,893**	**($62,645)**	**$54,658**	**$162,357**	**($196,408)**	**$615,566**	**($42,038)**
Preferred distributions	4,383	4,383	8,952	9,164	9,163	13,538	31,662
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	(76)	5,979	8,716	11,340	5,613	8,891	31,648
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	272,104	(57,065)	71,484	179,831	(196,271)	805,644	(2,021)
GAAP Net Income (Loss)	**$461,304**	**($109,348)**	**$143,810**	**$362,692**	**($377,903)**	**$1,443,639**	**$19,251**
Income tax provision	271,019	8,580	18,924	19,092	39,425	325,945	86,021
GAAP Income (Loss) Before Income Tax Provision	**$732,323**	**($100,768)**	**$162,734**	**$381,784**	**($338,478)**	**$1,769,584**	**$105,272**
Transaction-related charges and equity-based compensation[1]	6,707	1,852	(6,905)	1,253	(1,831)	17,496	(5,631)
Gain from remeasurement of tax receivable agreement liability	(200,240)	—	—	—	(35,405)	(200,240)	(35,405)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	76	(5,979)	(8,716)	(11,340)	(5,613)	(8,891)	(31,648)
Economic Income (Loss)	**$538,866**	**($104,895)**	**$147,113**	**$371,697**	**($381,327)**	**$1,577,949**	**$32,588**
Income tax provision on Economic Income (Loss)	(44,155)	(11,736)	(29,690)	(28,451)	(15,636)	(127,280)	(85,513)
Preferred distributions	(4,383)	(4,383)	(8,952)	(9,164)	(9,163)	(13,538)	(31,662)
Economic Net Income (Loss)	**$490,328**	**($121,014)**	**$108,471**	**$334,082**	**($406,126)**	**$1,437,131**	**($84,587)**
Preferred distributions	4,383	4,383	8,952	9,164	9,163	13,538	31,662
Income tax provision on Economic Income (Loss)	44,155	11,736	29,690	28,451	15,636	127,280	85,513
Performance fees[2]	(498,714)	128,239	(135,093)	(119,478)	529,032	(1,319,924)	402,700
Profit sharing expense	171,496	1,900	96,780	86,885	(145,238)	509,217	40,327
Equity-based compensation	16,505	17,358	16,033	19,951	16,428	67,874	69,770
Principal investment (income) loss	(58,504)	12,604	(22,792)	(17,738)	20,312	(162,951)	(7,614)
Net (gains) losses from investment activities	7,846	67,137	67,565	(155,262)	206,986	(94,774)	186,426
Net interest loss	9,420	9,941	10,336	9,521	7,775	44,984	37,573
Other	370	615	5,729	1,482	1,643	2,038	9,469
Fee Related Earnings	**$187,285**	**$132,899**	**$185,671**	**$197,058**	**$255,611**	**$624,413**	**$771,239**
Realized performance fees[3]	197,768	122,302	114,474	93,031	50,381	631,359	380,188
Realized profit sharing expense[3]	(75,359)	(63,647)	(69,810)	(54,180)	(37,992)	(278,838)	(225,629)
Non-cash management fees	(842)	(842)	(843)	(842)	(842)	(3,369)	(3,369)
Realized principal investment income	25,809	23,393	19,373	17,787	9,158	68,242	69,711
Net interest loss	(9,420)	(9,941)	(10,336)	(9,521)	(7,775)	(44,984)	(37,573)
Depreciation and amortization and other	2,319	2,589	2,493	1,569	2,489	13,179	9,140
Distributable Earnings	**$327,560**	**$206,753**	**$241,022**	**$244,902**	**$271,030**	**$1,010,002**	**$963,707**
Taxes and related payables	(5,993)	(11,198)	(13,838)	(9,734)	(9,445)	(26,337)	(44,215)
Preferred distributions	(4,383)	(4,383)	(8,952)	(9,164)	(9,163)	(13,538)	(31,662)
Distributable Earnings After Taxes and Related Payables	**$317,184**	**$191,172**	**$218,232**	**$226,004**	**$252,422**	**$970,127**	**$887,830**

1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.
2) Excludes certain performance fees from business development companies and Redding Ridge Holdings.
3) 1Q'18 and FY'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

APOLLO

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Fee Related Earnings Rollforward • The increase in FRE during 4Q'18 was driven by increased advisory and transaction fees in our private equity segment primarily related to the LifePoint Health and Catalina Holdings transactions Quarterly Trailing FRE 4Q'18 FRE Bridge ($ in millions) $57 Comp Non-Comp Other $255.6 FRE Margin1 ($1) ($1) ($1) $5 $197.1 Transaction $187.3 $185.7 Mgmt Fees Fees $162.2 60% $132.5 $132.9 • $105.5 54% 54% 53% 49% 46% 45% 42% 2015 2016 3Q’17 4Q’17 1Q’18 2Q’18 3Q’18 4Q'18 Quarterly Quarterly Average Average Per 2 2 2 Share3 $0.26 $0.33 $0.40 $0.46 $0.32 $0.45 $0.48 $0.01 $0.14 NM NM NM $0.62 1) FRE margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees, certain performance fees from business development companies and Redding Ridge Holdings, as well as other income attributable to FRE). 2) Data has not been presented as it was deemed to be not meaningful. 3) Per share components may not sum due to rounding. 6

Credit

Commentary

- Economic loss primarily resulting from the depreciation of Athene Holding (NYSE: ATH)
- Credit gross return[2] of (2.1%) for the quarter amid a challenging market backdrop; FY'18 gross return[2] of 2.2% resulting from positive returns across fund categories, with strength in Permanent Capital Vehicles
- Total Credit AUM rose 18% year-over-year to $193 billion and includes approximately $131 billion in Permanent Capital Vehicles
- On December 7, 2018, Athene Holding completed a reinsurance transaction with Lincoln Financial, which added approximately $7.5 billion of assets to Apollo's Credit business AUM
- Capital deployment activity driven by fund investments in structured credit, European real estate, and longevity assets, as well as opportunistic investments in the consumer, financials and technology sectors

Business Drivers

	4Q'18	FY'18
Inflows	$15.9bn	$46.8bn
Deployment[1]	$1.4bn	$4.3bn
Realizations	$668mm	$5.3bn
Performance[2]	(2.1%)	2.2%

Financial Results Summary

($ in thousands)	4Q'17	3Q'18	4Q'18
Management fees	$186,108	$196,507	$199,794
Advisory and transaction fees	20,249	2,310	2,588
Performance fees	90,590	17,894	(9,540)
Principal investment income	7,157	6,803	21,876
Segment Revenues	304,104	223,514	214,718
Compensation and benefits	95,619	83,039	64,699
Other expenses	41,117	38,766	41,139
Segment Expenses	136,736	121,805	105,838
Other income (loss)	(10,812)	109,485	(150,052)
Non-Controlling Interest	(1,135)	(1,187)	(1,242)
Economic Income (Loss)	**$155,421**	**$210,007**	**($42,414)**
Fee Related Earnings	**$111,211**	**$110,102**	**$114,272**

Supplemental Information

$193 billion AUM

($ in billions)

Category	AUM	FG AUM	PFE AUM	PFG AUM[3]	Gross Return[2] 4Q'18	Gross Return[2] FY'18
Liquid/Performing[4]	$54	$40	$25	$8	(1.9%)	1.2%
Drawdown[5]	$26	$14	$20	$6	(4.0%)	1.7%
Permanent Capital Vehicles						
MidCap, AINV, AFT, AIF	$15	$14	$12	$11	1.9%	13.3%
Athene Non-Sub-Advised[6]	$86	$86	—	—		
Athora Non-Sub-Advised[6]	$5	$4	$2	—		
Advisory	$7	—	—	—		
Total Credit	**$193**	**$158**	**$59**	**$25**	**(2.1%)**	**2.2%**

1) Reflects capital deployment activity from Drawdown fund strategies and strategic investment accounts ("SIAs") that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory assets. 2) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 4Q'18 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were (2.0%), (4.2%), 1.0% and (2.2%), respectively. The FY'18 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 0.8%, (0.1%), 8.8% and 1.2%, respectively. 3) As of December 31, 2018, $0.2 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 4) Liquid/Performing AUM includes $14.4 billion of CLOs, $8.9 billion of which Apollo earns fees based on gross assets and $5.5 billion of which Apollo earns fees based on net equity. 5) Significant Drawdown funds and SIAs had inception-to-date ("ITD") gross and net IRRs of 15.0% and 11.2%, respectively, as of December 31, 2018. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. 6) Athene Non-Sub-Advised and Athora Non Sub-Advised reflects total combined AUM of $116.8 billion less $26.2 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories.

APOLLO

7

Private Equity

Commentary

- Economic Loss driven by the reversal of unrealized performance fees, a decline in principal investment income and the depreciation of Athene Holding (NYSE: ATH), partially offset by positive Fee Related Earnings
- Private equity fund depreciation during the quarter of (10.9%)[1], primarily driven by publicly traded portfolio company holdings in Fund VIII
- Realization activity primarily driven by the sales of shares of Norwegian Cruise Line, Vistra Energy and CEVA Logistics
- Deployed $2.3 billion and committed to invest an additional $1.3 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $4.0 billion (excluding co-investments) of which $2.0 billion related to energy asset build-ups expected to be deployed over time

Business Drivers

	4Q'18	FY'18
Inflows	$2.8bn	$6.6bn
Deployment	$2.3bn	$5.5bn
Realizations	$1.3bn	$4.5bn
Performance[1]	(10.9%)	(9.8%)

Financial Results Summary

($ in thousands)	4Q'17	3Q'18	4Q'18
Management fees	$75,982	$123,304	$123,443
Advisory and transaction fees	42,417	5,925	59,568
Performance fees	410,456	105,751	(505,754)
Principal investment income (loss)	50,425	10,328	(43,284)
Segment Revenues	579,280	245,308	(366,027)
Compensation and benefits	177,898	111,935	(104,953)
Other expenses	14,879	19,791	17,296
Segment Expenses	192,777	131,726	(87,657)
Other income (loss)	(4,864)	39,060	(65,047)
Economic Income (Loss)	**$381,639**	**$152,642**	**($343,417)**
Fee Related Earnings	**$74,043**	**$77,034**	**$132,158**

Supplemental Information

$69 billion AUM



Dry Powder $36bn
Committed $4bn[2]
Invested AUM $30bn
Other $3bn[3]
Co-Investments $6bn[4]

1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. 2) Represents capital committed to investments as of December 31, 2018 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. 4) Represents AUM related to co-investment vehicles.

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Supplemental Private Equity Fund Information[1]

Fund VII

Vintage Year:	**2008**
Fund Size:	**$14.7bn**
Total Invested:	**$16.2bn**
Realized Value:	**$30.8bn**
Unrealized Value:	**$2.3bn**
Total Value:	**$33.1bn**
Escrow Ratio[2]:	**77%**
Gross / Net IRR:	**34% / 25%**

$2.3 billion
Unrealized Value
Investment Mix



Public Investments: 42%
Public Debt / Other 10%
TALO 9%
VST 18%
XELA 5%
Private Investments 58%

Select Private Investments[3]
(in order of size as measured by fair value)

McGraw Hill Education
Watches of Switzerland (f/k/a/ Aurum)
Endemol Shine Group

Fund VIII

Vintage Year:	**2013**
Fund Size:	**$18.4bn**
Committed to Date:	**$17.1bn**
Total Invested:	**$15.4bn**
Realized Value:	**$5.2bn**
Total Value:	**$21.1bn**
% Committed[4]:	**93%**
Gross / Net IRR:	**17% / 11%**

$15.9 billion
Unrealized Value
Investment Mix



OMF 4%
PSDO 4%
Public Debt / Other 2%
ADT 11%
Public Investments: 21%
Private Investments: 79%

Unrealized Value by Sector

Consumer Services	27%
Media/Telecom/Technology	18%
Manufacturing & Industrial	13%
Natural Resources	12%
Financial Services	11%
Leisure	8%
Business Services	6%
Consumer & Retail	4%
Chemicals and Materials	1%

ANRP II

Vintage Year:	**2016**
Fund Size:	**$3.5bn**
Committed to Date:	**$3.2bn**
Total Invested:	**$1.9bn**
Realized Value:	**$818mm**
Total Value:	**$2.6bn**
% Committed[4]:	**93%**
Gross / Net IRR:	**32% / 18%**

ANRP II Portfolio



Realized Value $0.8bn
Dry Powder $1.6bn
Unrealized Value $1.8bn

Select Private Investments[3]
(in order of size as measured by fair value)

Double Eagle Energy III
Pegasus
Northwoods Energy

PE Portfolio Composition



Private Investments 80%
Public Investments[6] 20%

	Shares Held (mm)
ADT Security Services (ADT)	
Fund VIII	277.6
Caesars Entertainment (CZR)[5]	
Fund VI	45.5
OneMain (OMF)	
Fund VIII	26.5
PlayAGS (AGS)	
Fund VIII	12.2
Presidio (PSDO)	
Fund VIII	44.1
Talos Energy (TALO)	
Fund VII and ANRP I	19.2
Vistra Energy (VST)	
Fund VII and ANRP II	19.2

Note: Refer to the definitions of Vintage Year, Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. 1) Additional fund performance information is set forth in the investment records on slides 30-32 of this presentation. 2) For Escrow Ratio definition and related information, please refer to footnote 1 on page 16. 3) Investments selected based on non-performance criteria. 4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. 5) Includes shares held by Athene in associated co-investment vehicles. 6) Excludes shares of Athene Holding. The table above includes the public portfolio companies of the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles.

APOLLO

9

Real Assets

Commentary

- Decrease in Economic Income driven by lower performance fees quarter-over-quarter
- Increase in advisory and transaction fees driven by the GE Capital transaction, which added approximately $1 billion of assets to Apollo's Real Assets AUM
- U.S. real estate equity funds combined gross return[1] of (0.3%) in the fourth quarter
- Strong FY'18 gross return of 10.2% driven by appreciation in office, hotel, industrial and manufactured housing
- Inflows driven by infrastructure equity and debt, the commercial mortgage REIT (NYSE:ARI), real estate debt managed accounts and real estate equity funds
- Deployment for the quarter driven by the real estate debt managed accounts, ARI, and infrastructure equity
- Realization activity for the quarter driven by real estate debt managed accounts and ARI

Business Drivers

	4Q'18	FY'18
Inflows	$2.9bn	$6.5bn
Deployment	$2.1bn	$6.3bn
Realizations	$353mm	$1.3bn
Performance[1]	(0.3%)	10.2%

Financial Results Summary

($ in thousands)	4Q'17	3Q'18	4Q'18
Management fees	$18,830	$20,094	$21,479
Advisory and transaction fees	53	4,737	7,865
Performance fees	2,698	2,897	(3,453)
Principal investment income	922	607	1,096
Segment Revenues	22,503	28,335	26,987
Compensation and benefits	14,351	13,395	13,841
Other expenses	5,402	6,186	7,546
Segment Expenses	19,753	19,581	21,387
Other income (loss)	(944)	294	(1,096)
Economic Income	**$1,806**	**$9,048**	**$4,504**
Fee Related Earnings	**$2,031**	**$9,922**	**$9,181**

Supplemental Information

$18 billion AUM



Equity
$5bn
Debt
$13bn

1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 4Q'18 and FY'18 combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were (0.1%) and 8.8%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 16.0% and 12.6%, respectively, as of December 31, 2018.

APOLLO

10

Total AUM & Fee-Generating AUM

4Q'18 Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'18	**$182,640**	**$72,157**	**$15,383**	**$270,180**
Inflows	15,942	2,768	2,932	21,642
Outflows[2]	(3,143)	(29)	—	(3,172)
Net Flows	12,799	2,739	2,932	18,470
Realizations	(668)	(1,321)	(353)	(2,342)
Market Activity	(1,535)	(4,487)	(27)	(6,049)
4Q'18	**$193,236**	**$69,088**	**$17,935**	**$280,259**
QoQ Change	**6%**	**(4%)**	**17%**	**4%**

4Q'18 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'18	**$148,326**	**$44,007**	**$11,276**	**$203,609**
Inflows	15,257	747	2,111	18,115
Outflows[2]	(4,139)	(464)	(740)	(5,343)
Net Flows	11,118	283	1,371	12,772
Realizations	(393)	(306)	(289)	(988)
Market Activity	(1,020)	(33)	27	(1,026)
4Q'18	**$158,031**	**$43,951**	**$12,385**	**$214,367**
QoQ Change	**7%**	**0%**	**10%**	**5%**

Total AUM Highlights

Credit	**Inflows:** Athene's reinsurance transaction with Lincoln Financial and a net change in assets ($10.4 billion) and Liquid/Performing funds ($4.0 billion) **Outflows:** Net segment transfers ($2.5 billion) and Liquid/Performing ($359 million) **Realizations:** COF III ($92 million); FCI II ($74 million); EPF II ($67 million); and other Drawdown funds ($251 million) **Market activity:** Liquid/Performing funds ($862 million) and Drawdown funds ($553 million)
Private Equity	**Inflows:** Capital raised for Catalina transaction ($915 million); Hybrid Value Fund ($374 million); ANRP III ($349 million); and net segment transfers ($674 million) **Realizations:** Fund VI ($868 million); Fund VII ($316 million) **Market Activity:** Fund VIII ($1.9 billion); Fund VII ($562 million); co-investment vehicles ($1.6 billion)
Real Assets	**Inflows:** Net segment transfers ($1.8 billion) and capital raised for Infrastructure Equity Fund ($618 million) **Realizations:** Real estate debt ($322 million)

Fee-Generating AUM Highlights

Credit	**Inflows**: Athene's reinsurance transaction with Lincoln Financial and a net change in Athene assets ($10.4 billion); fee-generating deployment ($2.5 billion); and Liquid/Performing funds ($1.4 billion) **Outflows:** Net change in fee basis ($2.4 billion) and net segment transfers ($1.3 billion) **Realizations:** EPF II ($166 million) and FCI I ($125 million) **Market activity:** Liquid/Performing funds ($829 million) and SCRF IV ($99 million)
Private Equity	**Inflows:** Fee-generating capital deployment ($747 million) **Outflows:** Net change in fee basis ($435 million) **Realizations:** Fund VII ($282 million)
Real Assets	**Inflows:** Net segment transfers ($1.3 billion); capital raised for Infrastructure Equity Fund ($382 million); and fee-generating deployment ($291 million) **Outflows:** Net change in fee basis ($740 million) **Realizations:** Real estate debt ($289 million)

FY'18 Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'17	**$164,113**	**$72,432**	**$12,383**	**$248,928**
Inflows	46,806	6,642	6,514	59,962
Outflows[2]	(11,758)	(209)	—	(11,967)
Net Flows	35,048	6,433	6,514	47,995
Realizations	(5,312)	(4,466)	(1,275)	(11,053)
Market Activity	(613)	(5,311)	313	(5,611)
4Q'18	**$193,236**	**$69,088**	**$17,935**	**$280,259**
YoY Change	**18%**	**(5%)**	**45%**	**13%**

FY'18 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'17	**$130,150**	**$29,792**	**$9,023**	**$168,965**
Inflows	43,816	25,616	4,745	74,177
Outflows[2]	(12,974)	(10,552)	(792)	(24,318)
Net Flows	30,842	15,064	3,953	49,859
Realizations	(2,618)	(937)	(779)	(4,334)
Market Activity	(343)	32	188	(123)
4Q'18	**$158,031**	**$43,951**	**$12,385**	**$214,367**
YoY Change	**21%**	**48%**	**37%**	**27%**

1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2) Included in the 4Q'18 outflows for Total AUM and FGAUM are $0.4 billion and $0.4 billion of redemptions, respectively. Included in the FY'18 outflows for Total AUM and FGAUM are $2.0 billion and $2.0 billion of redemptions, respectively.

APOLLO

11

Performance Fee-Eligible & Performance Fee-Generating AUM

Performance Fee-Eligible AUM

($ in millions)

Segment	4Q'17	3Q'18	4Q'18
Credit	$55,322	$58,129	$59,094
Private Equity	60,681	60,837	58,946
Real Assets	2,054	2,741	3,787
Total	**$118,057**	**$121,707**	**$121,827**

Performance Fee-Generating AUM

($ in millions)

Segment	4Q'17	3Q'18	4Q'18
Credit[1]	$25,814	$35,350	$25,053
Private Equity	26,775	25,518	22,848
Real Assets	694	658	666
Total	**$53,283**	**$61,526**	**$48,567**

4Q'18 Performance Fee-Generating to Performance Fee-Eligible AUM Reconciliation

($ in millions)

	Credit	Private Equity	Real Assets	Total
Performance Fee-Generating AUM	**$25,053**	**$22,848**	**$666**	**$48,567**
+ Uninvested PFE AUM	12,627	34,478	1,786	48,891
+ Invested AUM Not Currently Generating Performance Fees	21,414	1,620	1,335	24,369
Performance Fee-Eligible AUM	**$59,094**	**$58,946**	**$3,787**	**$121,827**

$122 billion Performance Fee-Eligible AUM



Uninvested Performance Fee-Eligible AUM
$48.9bn
$48.6bn
Currently Generating Performance Fees
$24.4bn
Not Currently Generating Performance Fees

($ in billions)

Category / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Drawdown	$5.1	$2.9	55%
Liquid/Performing	16.0	3.0	< 250bps
		10.6	250-500bps
		1.6	> 500bps
Athora Non-Sub-Advised	0.3	—	< 250bps
Credit	**21.4**	**18.1**	**12%**
ANRP I	0.4	0.4	58%
Other PE	1.2	0.2	66%
Private Equity	**1.6**	**0.6**	**61%**
Real Assets	**1.4**	**0.4**	**> 250bps**
Total	**$24.4**	**$19.1**	

1) As of December 31, 2018, $0.2 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 2) Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of December 31, 2018. 3) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. 4) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

APOLLO

12

Capital Deployment & Dry Powder

- Capital deployed in drawdown style funds and accounts across Apollo's global integrated investment platform totaled $5.7 billion for the quarter and $16.1 billion for the year ended December 31, 2018
- Dry Powder of $48.5 billion at the end of the quarter, including $21.4 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	4Q'18	FY'18
Credit[1]	$1,380	$4,318
Private Equity	2,251	5,505
Real Assets	2,062	6,255
Total	**$5,693**	**$16,078**

4Q'18 Highlights

Credit	Driven by investments in structured credit, European commercial real estate and non-performing loans, longevity assets, as well as opportunistic investments in the consumer, financials, technology and communications sectors
Private Equity	Driven by the merger of RegionalCare and LifePoint Health, the Catalina Holdings transaction, and various investments across India and natural resources strategies
Real Assets	Driven by infrastructure equity, real estate debt managed accounts, and ARI

Dry Powder Composition

($ in billions)


Private Equity $35.7
Fund VIII $3.4
Other PE $7.6
Real Assets $1.8
$48 billion
Fund IX $24.7
Drawdown $9.2
Credit $10.9
Liquid/ Performing $1.5
Permanent Capital Vehicles $0.2

1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory assets.

APOLLO

13

Segment Balance Sheet Highlights • At December 31, 2018, Apollo had $1.0 billion in cash and cash equivalents and U.S. Treasury securities, $475 million of net performance fees receivable, $1.1 billion of general partner and other investments and a $762 million investment in Athene and AAA, for a total net value of $3.4 billion • Long-term debt of $1.4 billion (with maturities in 2024, 2026 and 2048) and an undrawn $750 million revolving credit facility (expiring in 2023) • Unfunded general partner commitments totaled $1.2 billion at December 31, 2018, of which $469 million related to Fund IX • Aggregate share repurchases under previously announced plan totaled $191 million through December 31, 2018 Summary Balance Sheet1 Share Repurchase Activity - 1Q'16 through 4Q'185 Inception to ($ in millions) 4Q'18 ($ and share amounts in millions) Date Cash and cash equivalents $610 Open Market Share Repurchases 2.8 U.S. Treasury securities, at fair value 393 6 Performance fees receivable 927 Reduction of Shares Issued to participants 5.3 2 Profit sharing payable (452) Total Shares Purchased 8.1 GP & Other Investments3 1,129 Athene/AAA4 762 Total Capital Used for Share Purchases $191 Total Net Value $3,369 Share Repurchase Plan Authorization7 $500 Debt ($1,360) 8 Unfunded Future Commitments $1,164 Average Price Paid Per Share $23.55 1) Amounts are presented on an unconsolidated basis. 2) Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 3) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 4) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.1 million shares of Athene Holding valued at $39.83 per share as of December 31, 2018 and 1.6 million shares of AAA valued at NAV. 5) Since 1Q’16, the Company in its discretion has elected to repurchase 1.5 million Class A shares for $47.6 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the February 2016 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6) Represents a reduction in Class A shares to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”), which the Company refers to as “net share settlement.” 7) The Company has increased its authorized share repurchase amount by $250 million bringing the total share repurchase plan authorization to $500 million, which may be used to repurchase outstanding Class A shares as well as to reduce Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (and any successor equity plan thereto). 8) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 14

Net Performance Fee Receivable & Investment Rollforwards • The net performance fee receivable balance decreased quarter-over-quarter primarily driven by unrealized mark-to- market losses, while the investments balance decreased as a result of a decrease in the fair value of Athene Net Performance Fee Receivable 4Q'18 Net Performance Fee Receivable Investments Trailing 4-Quarters Rollforward Balance Rollforward (Per Share1) Athene $4.98 $2.74 Other $0.09 $4.57 Unrealized Mark-To- Market ($0.50) $1.83 $1.83 $1.81 Losses Other Net Realized Performance +$0.21 $1.15 Fees ($0.82) ($0.05) 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 3Q'18 4Q'18 In Millions $1,122 $756 $756 $750 ($340) ($23) $88 $475 $2,061 ($207) $37 $1,891 Note: All per share figures calculated using Distributable Earnings Shares Outstanding. 1) Ending per share amounts in the rollforwards may not sum as the starting and ending points are based on the applicable period’s share count. 15

Performance Fees Receivable & Performance Fees Detail

($ in thousands)	As of December 31, 2018	4Q'18			FY'18		
	Performance Fees Receivable on an Unconsolidated Basis	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit							
Drawdown[1]	$253,525	($31,667)	$6,661	($25,006)	($57,536)	$80,435	$22,899
Liquid/Performing	16,505	(17,559)	14,634	(2,925)	436	25,400	25,836
Permanent Capital Vehicles	111,303	11,851	6,540	18,391	50,189	24,644	74,833
Total Credit	$381,333	($37,375)	$27,835	($9,540)	($6,911)	$130,479	$123,568
Total Credit, net of profit sharing expense	141,808	(19,496)	13,002	(6,494)	(6,388)	59,859	53,471
Private Equity							
Fund VIII[2]	$441,736	($352,163)	$8,337	($343,826)	($575,264)	$213,549	($361,715)
Fund VII[1,2]	214	(110,133)	671	(109,462)	(108,938)	7,350	(101,588)
Fund VI[1,2]	312	(50,327)	897	(49,430)	(51,851)	3,338	(48,513)
Fund IV and V[1]	—	(5,147)	—	(5,147)	(4,459)	—	(4,459)
ANRP I and II[1,2]	34,017	1,296	3,499	4,795	(3,325)	11,612	8,287
AAA / Other[3]	46,328	(21,981)	19,297	(2,684)	(197,853)	205,514	7,661
Total Private Equity	$522,607	($538,455)	$32,701	($505,754)	($941,690)	$441,363	($500,327)
Total Private Equity, net of profit sharing expense	321,001	(341,232)	10,107	(331,125)	(621,751)	243,490	(378,261)
Real Assets							
U.S. RE Fund I and II	$16,158	($3,908)	$—	($3,908)	($1,137)	$1,448	$311
Other[3]	7,133	325	130	455	(3,031)	5,169	2,138
Total Real Assets	$23,291	($3,583)	$130	($3,453)	($4,168)	$6,617	$2,449
Total Real Assets, net of profit sharing expense	12,281	(2,233)	(435)	(2,668)	(3,195)	2,858	(337)
Total	**$927,231**	**($579,413)**	**$60,666**	**($518,747)**	**($952,769)**	**$578,459**	**($374,310)**
Total, net of profit sharing expense[4]	**$475,090**	**($362,961)**	**$22,674**	**($340,287)**	**($631,334)**	**$306,207**	**($325,127)**

1) As of December 31, 2018, certain credit funds and certain private equity funds had $44.1 million and $93.0 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $355.2 million and $723.2 million, respectively, as of December 31, 2018.
2) As of December 31, 2018, the remaining investments and escrow cash of Fund VIII were valued at 118% of the fund's unreturned capital, which was above the required escrow ratio of 115%. As of December 31, 2018, the remaining investments and escrow cash of Fund VII, Fund VI, ANRP I and ANRP II were valued at 77%, 73%, 63% and 107% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2018, Fund VII had $128.5 million of gross performance fees, or $73.1 million net of profit sharing, in escrow. As of December 31, 2018, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of December 31, 2018, ANRP I had $38.7 million of gross performance fees, or $24.3 million net of profit sharing, in escrow. As of December 31, 2018, ANRP II had $18.4 million of gross performance fees, or $12.5 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, ANRP II and ANRP I, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of December 31, 2018 and realized performance fees for both 4Q'18 and FY'18 includes interest earned on escrow balances that is not subject to contingent repayment.
3) FY'18 includes realized performance fees of $169.9 million ($123.3 million net of profit sharing expense) from AAA, settled in the form of shares of Athene Holding. Other includes certain SIAs.
4) There was a corresponding profit sharing payable of $452.1 million as of December 31, 2018, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $74.5 million.

APOLLO

16

Permanent Capital Vehicles

- As of December 31, 2018, Apollo had $136.0 billion of AUM across seven Permanent Capital Vehicles
- Apollo generated $595.4 million of fee related revenue from Permanent Capital Vehicles during the twelve months ended December 31, 2018, representing 42% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 45% as of December 31, 2018

Permanent Capital AUM



($ in billions)
$7
10%
$25
22%
$72
45%
$87
47%
$136
49%
2010
2012
2014
2016
2018
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in millions, except where noted)	4Q'18
Athene[1]	$108,790
MidCap	8,771
Athora[1]	7,984
Apollo Commercial Real Estate Finance (ARI)[2]	5,224
Apollo Investment Corp (AINV)/Other[3]	4,503
Apollo Senior Floating Rate Fund (AFT)	404
Apollo Tactical Income Fund (AIF)	365
Total AUM in Permanent Capital Vehicles	**$136,041**

	FY'18
Fee Related Revenue from Permanent Capital Vehicles ($ in thousands)	$595,446
% of Total Fee Related Revenue	42%

1) See page 18 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and Athora as of December 31, 2018.
2) Amounts are as of September 30, 2018. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.
3) Amounts are as of September 30, 2018. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $2.0 billion of AUM related to a non-traded business development company.

APOLLO

17

Athene and Athora • Through its subsidiaries, Apollo managed or advised $116.8 billion of combined AUM in accounts owned by or related to Athene and Athora as of December 31, 2018 • Of the total Athene and Athora AUM, $26.2 billion, or 22%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo • The total Athene and Athora AUM that moved from non-sub-advised to sub-advised by Apollo during the three and twelve months ended December 31, 2018 was $4.8 billion and $10.8 billion, respectively, including $1.6 billion related to the Lincoln and Catalina transactions Athene and Athora AUM Sub-Advised AUM by Asset Category ($ in billions) $8 ($ in billions) 4Q'18 Credit $16.4 Liquid/Performing 15.1 $5 Drawdown 1.3 $109 Private Equity $1.6 $66 Real Assets $8.2 $60 Debt 7.0 Equity 1.2 $2 $16 Total $26.2 2010 2012 2014 2016 2018 Athene AUM Athora AUM 18

Appendix

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Total Revenues (GAAP)	**$928,271**	**$166,903**	**$523,316**	**$517,731**	**($114,885)**	**$2,771,803**	**$1,093,065**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(22,706)	(18,913)	(20,200)	(23,019)	(19,760)	(75,940)	(81,892)
Adjustments related to consolidated funds and VIEs	322	1,639	1,979	2,445	10,323	4,617	16,386
Total Segment Revenues[1]	**$905,887**	**$149,629**	**$505,095**	**$497,157**	**($124,322)**	**$2,700,480**	**$1,027,559**
Total Expenses (GAAP)	**$392,052**	**$214,875**	**$301,394**	**$312,727**	**$73,943**	**$1,360,049**	**$902,939**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(22,706)	(18,735)	(19,836)	(23,153)	(21,000)	(75,940)	(82,724)
Transaction-related compensation charges	(5,760)	(892)	7,854	(206)	2,802	(12,169)	9,558
Reclassification of interest expense[1]	(13,377)	(13,797)	(15,162)	(15,209)	(15,206)	(52,873)	(59,374)
Amortization of transaction-related intangibles	(943)	(960)	(949)	(1,047)	(971)	(5,329)	(3,927)
Total Segment Expenses[1]	**$349,266**	**$180,491**	**$273,301**	**$273,112**	**$39,568**	**$1,213,738**	**$766,472**
Total Other Income (Loss), net (GAAP)	**$196,104**	**($52,796)**	**($59,188)**	**$176,780**	**($149,650)**	**$357,830**	**($84,854)**
Reclassification of interest expense[2]	(13,377)	(13,797)	(15,162)	(15,209)	(15,206)	(52,873)	(59,374)
Adjustments related to consolidated funds and VIEs	893	(6,225)	(8,967)	(12,732)	(15,934)	(9,131)	(43,858)
Gain from remeasurement of tax receivable agreement liability	(200,240)	—	—	—	(35,405)	(200,240)	(35,405)
Total Segment Other Income (Loss)[1]	**($16,620)**	**($72,818)**	**($83,317)**	**$148,839**	**($216,195)**	**$95,586**	**($223,491)**

1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income (Loss), refer to slide 21.
2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income.

APOLLO

20

Non-GAAP Measures

- The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Total Segment Revenues:							
Management fees	$280,920	$272,203	$325,864	$339,905	$344,716	$1,082,315	$1,282,688
Advisory and transaction fees, net	62,719	12,994	15,580	12,972	70,021	117,624	111,567
Performance fees:							
Unrealized	300,946	(420,422)	20,619	26,447	(579,413)	688,565	(952,769)
Realized	202,798	297,458	120,240	100,095	60,666	649,025	578,459
Total performance fees	503,744	(122,964)	140,859	126,542	(518,747)	1,337,590	(374,310)
Principal investment income (loss)	58,504	(12,604)	22,792	17,738	(20,312)	162,951	7,614
Total Segment Revenues	**$905,887**	**$149,629**	**$505,095**	**$497,157**	**($124,322)**	**$2,700,480**	**$1,027,559**

- The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Total Segment Expenses:							
Salary, bonus and benefits	$99,867	$106,531	$104,501	$101,533	$102,397	$394,155	$414,962
Equity-based compensation	16,505	17,358	16,033	19,951	16,428	67,874	69,770
Profit sharing expense:							
Unrealized	94,734	(123,011)	9,125	8,903	(216,452)	226,319	(321,435)
Realized[1]	75,359	110,270	69,810	54,180	37,992	278,838	272,252
Equity-based[2]	1,403	14,641	17,845	23,802	33,222	4,060	89,510
Total Profit Sharing Expense	171,496	1,900	96,780	86,885	(145,238)	509,217	40,327
Non-compensation expenses:							
General, administrative and other	60,045	54,375	55,676	63,997	65,243	228,579	239,291
Placement fees	1,353	327	311	746	738	13,913	2,122
Total Non-Compensation Expenses	61,398	54,702	55,987	64,743	65,981	242,492	241,413
Total Segment Expenses	**$349,266**	**$180,491**	**$273,301**	**$273,112**	**$39,568**	**$1,213,738**	**$766,472**

- The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Total Segment Other Income (Loss):							
Net gains (losses) from investment activities	($7,846)	($67,137)	($67,565)	$155,262	($206,986)	$94,774	($186,426)
Net interest loss	(9,420)	(9,941)	(10,336)	(9,521)	(7,775)	(44,984)	(37,573)
Other income (loss), net	646	4,260	(5,416)	3,098	(1,434)	45,796	508
Total Segment Other Income (Loss)	**($16,620)**	**($72,818)**	**($83,317)**	**$148,839**	**($216,195)**	**$95,586**	**($223,491)**

1) The Company issues restricted shares or RSUs to settle a portion of the expense of certain equity-based profit sharing arrangements. The fair value of the awards granted in connection with these arrangements was $2.4 million, $11.8 million, $9.2 million, $3.8 million, $7.9 million, $13.9 million and $32.7 million during the periods 4Q'17, 1Q'18, 2Q'18, 3Q'18, 4Q'18, FY'17 and FY'18, respectively, and is recognized as equity-based profit sharing expense over a three-year vesting period.
2) Includes $12.4 million, $14.5 million, $19.3 million, $29.0 million and $75.2 million of expense related to grants of equity-based awards to certain employees for the periods 1Q'18, 2Q'18, 3Q'18, 4Q'18 and FY'18, respectively. These awards generally vest over three to five years on an accelerated recognition method over the vesting period.

APOLLO

21

Credit

($ in thousands, except where noted)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Management fees	$186,108	$183,070	$184,587	$196,507	$199,794	$702,191	$763,958
Advisory and transaction fees, net	20,249	2,348	2,284	2,310	2,588	30,733	9,530
Performance fees:							
Unrealized	13,803	27,711	7,649	(4,896)	(37,375)	51,225	(6,911)
Realized	76,787	15,057	64,797	22,790	27,835	196,973	130,479
Total performance fees	90,590	42,768	72,446	17,894	(9,540)	248,198	123,568
Principal investment income	7,157	5,409	10,888	6,803	21,876	27,718	44,976
Total Revenues	**304,104**	**233,595**	**270,205**	**223,514**	**214,718**	**1,008,840**	**942,032**
Salary, bonus and benefits	58,439	61,074	57,894	57,694	56,089	231,592	232,751
Equity-based compensation	9,198	9,727	8,311	11,525	7,569	37,453	37,132
Profit sharing expense:							
Unrealized	860	15,713	3,052	(1,409)	(17,879)	18,268	(523)
Realized	26,633	6,602	37,106	12,079	14,833	77,801	70,620
Equity-based	489	1,791	2,072	3,150	4,087	1,876	11,100
Total Profit Sharing Expense	27,982	24,106	42,230	13,820	1,041	97,945	81,197
Non-compensation expenses:							
General, administrative and other	39,815	33,135	33,626	38,071	40,859	139,374	145,691
Placement fees	1,302	276	279	695	280	10,130	1,530
Total Non-Compensation Expenses	41,117	33,411	33,905	38,766	41,139	149,504	147,221
Total Expenses	**136,736**	**128,318**	**142,340**	**121,805**	**105,838**	**516,494**	**498,301**
Net gains (losses) from investment activities	(6,230)	(55,267)	(47,432)	113,188	(145,774)	85,135	(135,285)
Net interest loss	(4,731)	(4,971)	(5,382)	(4,858)	(3,567)	(23,709)	(18,778)
Other income (loss), net	149	3,946	(2,319)	1,155	(711)	17,037	2,071
Other Income (Loss)	**(10,812)**	**(56,292)**	**(55,133)**	**109,485**	**(150,052)**	**78,463**	**(151,992)**
Non-Controlling Interest	(1,135)	(1,215)	(1,364)	(1,187)	(1,242)	(4,379)	(5,008)
Economic Income (Loss)	**$155,421**	**$47,770**	**$71,368**	**$210,007**	**($42,414)**	**$566,430**	**$286,731**
Fee Related Earnings	**$111,211**	**$99,551**	**$99,697**	**$110,102**	**$114,272**	**$384,191**	**$423,622**
AUM ($ in millions)	164,113	165,265	183,426	182,640	193,236	164,113	193,236
Fee-Generating AUM ($ in millions)	130,150	129,484	147,511	148,326	158,031	130,150	158,031

APOLLO

22

Private Equity

($ in thousands, except where noted)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Management fees	$75,982	$71,160	$122,812	$123,304	$123,443	$306,734	$440,719
Advisory and transaction fees, net	42,417	10,598	13,294	5,925	59,568	84,063	89,385
Performance fees:							
Unrealized	290,290	(445,468)	13,228	29,005	(538,455)	642,126	(941,690)
Realized	120,166	279,275	52,641	76,746	32,701	433,983	441,363
Total performance fees	410,456	(166,193)	65,869	105,751	(505,754)	1,076,109	(500,327)
Principal investment income (loss)	50,425	(17,531)	11,105	10,328	(43,284)	132,376	(39,382)
Total Revenues	**579,280**	**(101,966)**	**213,080**	**245,308**	**(366,027)**	**1,599,282**	**(9,605)**
Salary, bonus and benefits	29,865	35,021	36,509	33,673	33,652	123,095	138,855
Equity-based compensation	6,382	6,772	6,875	7,905	7,469	27,516	29,021
Profit sharing expense:							
Unrealized	94,951	(137,633)	6,380	8,537	(197,223)	211,976	(319,939)
Realized	45,786	102,082	31,644	41,553	22,594	191,569	197,873
Equity-based	914	12,601	15,483	20,267	28,555	2,184	76,906
Total Profit Sharing Expense	141,651	(22,950)	53,507	70,357	(146,074)	405,729	(45,160)
Non-compensation expenses:							
General, administrative and other	14,828	15,098	15,740	19,740	16,845	68,504	67,423
Placement fees	51	51	32	51	451	3,783	585
Total Non-Compensation Expenses	14,879	15,149	15,772	19,791	17,296	72,287	68,008
Total Expenses	**192,777**	**33,992**	**112,663**	**131,726**	**(87,657)**	**628,627**	**190,724**
Net gains (losses) from investment activities	(1,603)	(11,877)	(20,137)	42,074	(61,245)	9,652	(51,185)
Net interest loss	(3,645)	(3,927)	(3,857)	(3,680)	(3,230)	(16,597)	(14,694)
Other income (loss), net	384	251	(2,398)	666	(572)	26,299	(2,053)
Other Income (Loss)	**(4,864)**	**(15,553)**	**(26,392)**	**39,060**	**(65,047)**	**19,354**	**(67,932)**
Economic Income (Loss)[1]	**$381,639**	**($151,511)**	**$74,025**	**$152,642**	**($343,417)**	**$990,009**	**($268,261)**
Fee Related Earnings	**$74,043**	**$31,840**	**$83,918**	**$77,034**	**$132,158**	**$221,713**	**$324,950**
AUM ($ in millions)	72,432	68,949	71,731	72,157	69,088	72,432	69,088
Fee-Generating AUM ($ in millions)	29,792	43,758	44,449	44,007	43,951	29,792	43,951

1) FY'17 includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which was recorded in Other income (loss).

APOLLO

23

Real Assets

($ in thousands, except where noted)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Management fees	$18,830	$17,973	$18,465	$20,094	$21,479	$73,390	$78,011
Advisory and transaction fees, net	53	48	2	4,737	7,865	2,828	12,652
Performance fees:							
Unrealized	(3,147)	(2,665)	(258)	2,338	(3,583)	(4,786)	(4,168)
Realized	5,845	3,126	2,802	559	130	18,069	6,617
Total performance fees	2,698	461	2,544	2,897	(3,453)	13,283	2,449
Principal investment income (loss)	922	(482)	799	607	1,096	2,857	2,020
Total Revenues	**22,503**	**18,000**	**21,810**	**28,335**	**26,987**	**92,358**	**95,132**
Salary, bonus and benefits	11,563	10,436	10,098	10,166	12,656	39,468	43,356
Equity-based compensation	925	859	847	521	1,390	2,905	3,617
Profit sharing expense:							
Unrealized	(1,077)	(1,091)	(307)	1,775	(1,350)	(3,925)	(973)
Realized	2,940	1,586	1,060	548	565	9,468	3,759
Equity-based	—	249	290	385	580	—	1,504
Total Profit Sharing Expense	1,863	744	1,043	2,708	(205)	5,543	4,290
Non-compensation expenses:							
General, administrative and other	5,402	6,142	6,310	6,186	7,539	20,701	26,177
Placement fees	—	—	—	—	7	—	7
Total Non-Compensation Expenses	5,402	6,142	6,310	6,186	7,546	20,701	26,184
Total Expenses	**19,753**	**18,181**	**18,298**	**19,581**	**21,387**	**68,617**	**77,447**
Net gains (losses) from investment activities	(13)	7	4	—	33	(13)	44
Net interest loss	(1,044)	(1,043)	(1,097)	(983)	(978)	(4,678)	(4,101)
Other income (loss), net	113	63	(699)	1,277	(151)	2,460	490
Other Income (Loss)	**(944)**	**(973)**	**(1,792)**	**294**	**(1,096)**	**(2,231)**	**(3,567)**
Economic Income (Loss)	**$1,806**	**($1,154)**	**$1,720**	**$9,048**	**$4,504**	**$21,510**	**$14,118**
Fee Related Earnings	**$2,031**	**$1,508**	**$2,056**	**$9,922**	**$9,181**	**$18,509**	**$22,667**
AUM ($ in millions)	12,383	13,202	14,295	15,383	17,935	12,383	17,935
Fee-Generating AUM ($ in millions)	9,023	9,225	10,275	11,276	12,385	9,023	12,385

APOLLO

24

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

($ in thousands, except share data)	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	FY'17	FY'18
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$184,893**	**($62,645)**	**$54,658**	**$162,357**	**($196,408)**	**$615,566**	**($42,038)**
Distributions declared on Class A shares	(75,571)	(133,023)	(76,602)	(86,468)	(92,651)	(354,878)	(388,744)
Distribution on participating securities	(2,403)	(5,384)	(4,153)	(4,150)	(4,432)	(11,822)	(18,119)
Earnings allocable to participating securities	(3,599)	—	—	(3,633)	—	(8,828)	—
Undistributed income (loss) attributable to Class A shareholders: Basic	$103,320	($201,052)	($26,097)	$68,106	($293,491)	$240,038	($448,901)
GAAP weighted average number of Class A shares outstanding: Basic	193,609,614	198,432,603	200,711,475	200,347,996	200,269,856	190,931,743	199,946,632
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	**$0.92**	**($0.34)**	**$0.25**	**$0.77**	**($1.00)**	**$3.12**	**($0.30)**
Distributed Income	$0.39	$0.66	$0.38	$0.43	$0.46	$1.85	$1.93
Undistributed Income (Loss)	$0.53	($1.00)	($0.13)	$0.34	($1.46)	$1.27	($2.23)
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$184,893**	**($62,645)**	**$54,658**	**$162,357**	**($196,408)**	**$615,566**	**($42,038)**
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders to Income (Loss) Before Income Tax Provision Differences[1]	547,430	(38,123)	108,076	219,427	(142,070)	1,154,018	147,310
Income (Loss) Before Income Tax Provision	**$732,323**	**($100,768)**	**$162,734**	**$381,784**	**($338,478)**	**$1,769,584**	**$105,272**
Income (Loss) Before Income Tax Provision to Economic Income (Loss) Differences[1]	(193,457)	(4,127)	(15,621)	(10,087)	(42,849)	(191,635)	(72,684)
Economic Income (Loss)	**$538,866**	**($104,895)**	**$147,113**	**$371,697**	**($381,327)**	**$1,577,949**	**$32,588**
Income tax provision on Economic Income (Loss)	(44,155)	(11,736)	(29,690)	(28,451)	(15,636)	(127,280)	(85,513)
Preferred distributions	(4,383)	(4,383)	(8,952)	(9,164)	(9,163)	(13,538)	(31,662)
Economic Net Income (Loss)	**$490,328**	**($121,014)**	**$108,471**	**$334,082**	**($406,126)**	**$1,437,131**	**($84,587)**
Weighted Average Economic Net Income Shares Outstanding[2]	403,097,024	404,854,447	404,253,701	403,996,151	403,800,384	403,048,568	404,222,653
Economic Net Income (Loss) per Share	$1.22	($0.30)	$0.27	$0.83	($1.01)	$3.57	($0.21)
Economic Net Income (Loss) to Fee Related Earnings Differences[1]	(303,043)	253,913	77,200	(137,024)	661,737	(812,718)	855,826
Fee Related Earnings	**$187,285**	**$132,899**	**$185,671**	**$197,058**	**$255,611**	**$624,413**	**$771,239**
Distributable Earnings Shares Outstanding	409,373,371	412,456,787	413,498,890	413,514,496	413,509,322	409,373,371	413,509,322
Fee Related Earnings per Share	$0.46	$0.32	$0.45	$0.48	$0.62	$1.53	$1.87
Fee Related Earnings to Distributable Earnings Differences[1]	140,275	73,854	55,351	47,844	15,419	385,589	192,468
Distributable Earnings	**$327,560**	**$206,753**	**$241,022**	**$244,902**	**$271,030**	**$1,010,002**	**$963,707**
Taxes and Related Payables	(5,993)	(11,198)	(13,838)	(9,734)	(9,445)	(26,337)	(44,215)
Preferred distributions	(4,383)	(4,383)	(8,952)	(9,164)	(9,163)	(13,538)	(31,662)
Distributable Earnings After Taxes and Related Payables	**$317,184**	**$191,172**	**$218,232**	**$226,004**	**$252,422**	**$970,127**	**$887,830**
Distributable Earnings Shares Outstanding[2]	409,373,371	412,456,787	413,498,890	413,514,496	413,509,322	409,373,371	413,509,322
Distributable Earnings per Share of Common & Equivalent	$0.77	$0.46	$0.53	$0.55	$0.61	$2.37	$2.15

1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders, Income (Loss) Before Income Tax Provision, Economic Net Income (Loss), Fee Related Earnings and Distributable Earnings.
2) See page 28 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

APOLLO

25

Walkdown of Non-GAAP Measures

					4Q'18		FY'18	
					Results	Per Share	Results	Per Share
Economic Net Income	Distributable Earnings After Taxes and Related Payables	Fee Related Earnings	Management fees		$344,716		$1,282,688	
			Advisory and transaction fees, net		70,021		111,567	
			Performance fees[1]		10,285		28,390	
			Salary, bonus and benefits		(102,397)		(414,962)	
			Non-compensation expenses		(65,981)		(241,413)	
			Other income attributable to Fee Related Earnings		209		9,977	
			Non-Controlling Interest		(1,242)		(5,008)	
			Fee Related Earnings		**$255,611**	**$0.62**	**$771,239**	**$1.87**
			Realized performance fees[2]		50,381		380,188	
			Realized profit sharing expense[2]		(37,992)		(225,629)	
			Non-cash management fees		(842)		(3,369)	
			Realized principal investment income		9,158		69,711	
			Net interest loss		(7,775)		(37,573)	
			Depreciation and amortization and other		2,489		9,140	
			Taxes and related payables		(9,445)		(44,215)	
			Preferred distributions		(9,163)		(31,662)	
			Distributable Earnings After Taxes and Related Payables		**$252,422**	**$0.61**	**$887,830**	**$2.15**
			Taxes and related payables		9,445		44,215	
			Unrealized performance fees		(579,413)		(952,769)	
			Unrealized profit sharing expense		216,452		321,435	
			Non-cash management fees		842		3,369	
			Non-cash realized performance fees		—		169,881	
			Non-cash realized profit sharing expense		—		(46,623)	
			Unrealized principal investment loss		(29,470)		(62,097)	
			Unrealized losses from investment activities		(206,986)		(186,426)	
			Equity-based compensation		(16,428)		(69,770)	
			Profit sharing expense: Equity-based[3]		(33,222)		(89,510)	
			Depreciation and amortization and other		(4,132)		(18,609)	
			Income tax provision on Economic Loss		(15,636)		(85,513)	
			Economic Net Loss		**($406,126)**	**($1.01)**	**($84,587)**	**($0.21)**

1) Represents certain performance fees from business development companies and Redding Ridge Holdings.
2) FY'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3) Includes amortization related to grants of equity-based awards to certain executives.

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Shareholder Distribution

- Generated $0.61 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.56 per Class A share to holders of record as of February 21, 2019, which is payable on February 28, 2019

($ in thousands, except per share data)	4Q'17	3Q'18	4Q'18	FY'17	FY'18
Distributable Earnings	**$327,560**	**$244,902**	**$271,030**	**$1,010,002**	**$963,707**
Taxes and Related Payables[1]	(5,993)	(9,734)	(9,445)	(26,337)	(44,215)
Preferred Distributions	(4,383)	(9,164)	(9,163)	(13,538)	(31,662)
DE After Taxes and Related Payables	**$317,184**	**$226,004**	**$252,422**	**$970,127**	**$887,830**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	4,122	7,702	7,968	18,213	36,645
DE Before Certain Payables[2]	321,306	233,706	260,390	988,340	924,475
Percent to Common & Equivalents	49%	51%	51%	49%	51%
DE Before Other Payables Attributable to Common & Equivalents	158,257	119,231	132,971	486,799	472,095
Less: Taxes & Related Payables Attributable to Common & Equivalents	(4,122)	(7,702)	(7,968)	(18,213)	(36,645)
DE Attributable to Common & Equivalents	**$154,135**	**$111,529**	**$125,003**	**$468,586**	**$435,450**
Per Share of Common & Equivalent[3]	**$0.77**	**$0.55**	**$0.61**	**$2.37**	**$2.15**
Retained Capital per Share of Common & Equivalent[3,4]	(0.11)	(0.09)	(0.05)	(0.31)	(0.32)
Net Distribution per Share of Common & Equivalent[3]	**$0.66**	**$0.46**	**$0.56**	**$2.06**	**$1.83**
Payout Ratio	86%	84%	92%	87%	85%

1) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's TRA. DE After Taxes and Related Payables is calculated after current taxes and the impact of the TRA. The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported; DE After Taxes and Related Payables would have been $308.8 million and $937.8 million in 4Q'17 and FY'17, respectively.
2) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's TRA.
3) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 28 for the share reconciliation.
4) Retained capital is withheld pro-rata from common & equivalent holders.

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Share Reconciliation 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 FY'17 FY'18 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 193,609,614 198,432,603 200,711,475 200,347,996 200,269,856 190,931,743 199,946,632 Non-GAAP Adjustments: Apollo Operating Group Units 208,827,733 204,576,722 202,559,221 202,552,808 202,416,816 211,360,975 203,019,177 RSUs 180,636 1,176,450 111,995 155,287 108,889 454,929 384,592 Restricted shares 479,041 668,672 871,010 940,060 1,004,823 300,921 872,252 Weighted-Average Economic Net Income Shares Outstanding 403,097,024 404,854,447 404,253,701 403,996,151 403,800,384 403,048,568 404,222,653 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 Total GAAP Class A Shares Outstanding 195,267,669 201,550,654 201,585,096 201,089,465 201,400,500 Non-GAAP Adjustments: Apollo Operating Group Units 207,739,821 202,559,221 202,559,221 202,549,221 202,345,561 Vested RSUs 2,802,277 253,700 368,197 228,009 2,380,783 Economic Net Income Shares Outstanding 405,809,767 404,363,575 404,512,514 403,866,695 406,126,844 Unvested RSUs Eligible for Distribution Equivalents 3,563,604 8,093,212 8,986,376 9,647,801 7,382,478 Distributable Earnings Shares Outstanding 409,373,371 412,456,787 413,498,890 413,514,496 413,509,322 28

Unaudited Supplemental Presentation of Statement of Financial Condition

($ in thousands)	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
	As of December 31, 2018			
Assets:				
Cash and cash equivalents	$609,743	$4	$—	$609,747
Restricted cash	3,457	—	—	3,457
U.S. Treasury securities, at fair value	392,932	—	—	392,932
Investments	2,811,445	558	(89,391)	2,722,612
Assets of consolidated variable interest entities	—	1,291,199	(308)	1,290,891
Incentive fees receivable	6,792	—	—	6,792
Due from related parties	379,525	—	(1,417)	378,108
Deferred tax assets	306,094	—	—	306,094
Other assets	173,907	—	(637)	173,270
Goodwill	88,852	—	—	88,852
Intangible assets, net	18,899	—	—	18,899
Total Assets	$4,791,646	$1,291,761	($91,753)	$5,991,654
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$70,878	$—	$—	$70,878
Accrued compensation and benefits	73,583	—	—	73,583
Deferred revenue	111,097	—	—	111,097
Due to related parties	425,435	—	—	425,435
Profit sharing payable	452,141	—	—	452,141
Debt	1,360,448	—	—	1,360,448
Liabilities of consolidated variable interest entities	—	980,682	(46,244)	934,438
Other liabilities	111,794	—	—	111,794
Total Liabilities	2,605,376	980,682	(46,244)	3,539,814
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Series A Preferred shares	264,398	—	—	264,398
Series B Preferred shares	289,815	—	—	289,815
Additional paid in capital	1,299,418	—	—	1,299,418
Accumulated deficit	(473,275)	17,673	(17,674)	(473,276)
Accumulated other comprehensive income (loss)	(3,925)	(2,479)	2,245	(4,159)
Total Apollo Global Management, LLC shareholders' equity	1,376,431	15,194	(15,429)	1,376,196
Non-Controlling Interests in consolidated entities	5,717	295,885	(30,080)	271,522
Non-Controlling Interests in Apollo Operating Group	804,122	—	—	804,122
Total Shareholders' Equity	2,186,270	311,079	(45,509)	2,451,840
Total Liabilities and Shareholders' Equity	$4,791,646	$1,291,761	($91,753)	$5,991,654

1) Represents amounts of the total combined segments.

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Investment Records as of December 31, 2018

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund IX	2018	$24,769	$24,729	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]	NM[2]
Fund VIII	2013	19,518	18,377	$15,370	$5,227	$12,686	$15,864	$21,091	17%	11%
Fund VII	2008	4,573	14,677	16,233	30,797	2,975	2,330	33,127	34	25
Fund VI	2006	1,618	10,136	12,457	19,983	1,523	1,007	20,990	12	9
Fund V	2001	267	3,742	5,192	12,715	120	12	12,727	61	44
Funds I, II, III, IV & MIA[3]	Various	13	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[4]		**$50,758**	**$78,981**	**$58,005**	**$86,122**	**$17,304**	**$19,213**	**$105,335**	**39%**	**25%**
ANRP II	2016	3,363	3,454	1,884	818	1,525	1,763	2,581	32	18
ANRP I	2012	672	1,323	1,118	936	650	417	1,353	6	2
AION	2013	740	826	634	272	448	565	837	19	9
Hybrid Value Fund	N/A	2,814	2,822	114	3	114	112	115	NM[2]	NM[2]
Total Private Equity[9]		**$58,347**	**$87,406**	**$61,755**	**$88,151**	**$20,041**	**$22,070**	**$110,221**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$1,679	$3,426	$5,076	$4,159	$1,194	$1,012	$5,171	1%	—%
COF II	2008	42	1,583	2,176	3,142	32	32	3,174	14	11
COF I	2008	308	1,485	1,611	4,355	25	39	4,394	30	27
European Principal Finance Funds										
EPF III[5]	2017	4,466	4,543	1,455	13	1,443	1,478	1,491	NM[2]	NM[2]
EPF II[5]	2012	2,155	3,462	3,468	3,821	1,013	1,354	5,175	17	10
EPF I[5]	2007	251	1,485	1,952	3,268	—	13	3,281	23	17
Structured Credit Funds										
FCI III	2017	2,729	1,906	1,751	612	1,454	1,603	2,215	NM[2]	NM[2]
FCI II	2013	2,229	1,555	2,511	1,399	1,705	1,636	3,035	9	6
FCI I	2012	802	559	1,506	1,391	707	658	2,049	14	11
SCRF IV[12]	2017	2,339	2,502	1,750	447	1,730	1,613	2,060	NM[2]	NM[2]
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Other Drawdown Funds & SIAs[6]	Various	6,766	10,083	10,348	10,301	2,280	2,162	12,463	9	6
Total Credit[10]		**$23,766**	**$34,049**	**$36,421**	**$36,221**	**$11,583**	**$11,600**	**$47,821**		
Real Assets:										
U.S. RE Fund II[7]	2016	$1,328	$1,233	$710	$349	$498	$620	$969	19%	16%
U.S. RE Fund I[7]	2012	418	651	633	668	238	279	947	15	11
AGRE Debt Fund I[13]	2011	664	2,278	2,283	1,836	670	656	2,492	9	7
CPI Funds[8]	Various	364	4,947	2,561	2,640	259	48	2,688	14	11
Asia RE Fund[7]	2017	624	709	303	199	150	177	376	18	15
Infrastructure Equity Fund	2018	893	897	620	—	620	620	620	NM[2]	NM[2]
Total Real Assets[11]		**$4,291**	**$10,715**	**$7,110**	**$5,692**	**$2,435**	**$2,400**	**$8,092**		

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Investment Records – Notes Note: The Drawdown funds included in the investment record table on page 30 have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table on page 30 have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. 1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. 2) Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and such information was deemed not meaningful. 3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. 4) Total IRR is calculated based on total cash flows for all funds presented. 5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.15 as of December 31, 2018. 6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.15 as of December 31, 2018. Additionally, certain SIAs totaling $1.7 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.7 billion of Total Invested Capital through December 31, 2018. 7) U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $155 million, $761 million and $366 million of co-investment commitments as of December 31, 2018, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.28 as of December 31, 2018. 8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to December 31, 2018 was (2%). This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. 9) Private equity co-investment vehicles, funds with AUM less than $500 million and certain vehicles through which Apollo and certain funds and accounts managed or advised by Apollo hold an investment in a single asset, have each been excluded. These vehicles and funds had $10.7 billion of aggregate AUM as of December 31, 2018. 10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.2 billion of aggregate AUM as of December 31, 2018. 11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $8.1 billion of aggregate AUM as of December 31, 2018. 12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. 13) The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to December 31, 2018 was 10% and 9%, respectively. 31

Investment Records as of December 31, 2018

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	Net Returns 4Q'18	FY'18	4Q'17	FY'17
Credit:						
Hedge Funds[1]	Various	$7,159	(4%)	1%	2%	5%
CLOs[2]	Various	14,371	(2)	1	1	4
SIAs / Other	Various	33,295	(2)	1	1	7
Total		**$54,825**				

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3] 4Q'18	FY'18	4Q'17	FY'17
Credit:						
MidCap[5]	N/A	$8,771	4 %	19 %	3%	12%
AIF	2013	365	(9)	(5)	(1)	10
AFT	2011	404	(7)	(4)	(1)	—
AINV/Other[6]	2004	4,503	(22)	(18)	(5)	6
Real Assets:						
ARI[7]	2009	5,224	(9%)	— %	4%	22%
Total		**$19,267**				

Note: The above tables summarize the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo, and Athora Non-Sub-Advised, which refers to that portion of Athora's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of December 31, 2018, unless otherwise noted.

1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd. and Apollo Credit Master Fund Ltd.
2) CLO returns are calculated based on gross return on invested assets, which excludes cash. Included within Total AUM of CLOs is $5.5 billion of AUM related to Redding Ridge, from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. CLO returns exclude performance related to this AUM.
3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
4) An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 3%, 14%, 2% and 8% for 4Q'18, FY'18, 4Q'17 and FY'17, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
6) All amounts are as of September 30, 2018 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $2.0 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
7) Amounts are as of September 30, 2018. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

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Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. • “EI” represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, EI excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. We believe the exclusion of the non-cash charges related to the 2007 Reorganization for equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance. EI also excludes impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the “TCJA”). • “ENI” represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. ENI excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates, including impacts related to the TCJA. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from EI and ENI, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions based on additional guidance that may be issued pertaining to the TCJA. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from business development companies and Redding Ridge Holdings and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. • “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and the amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. 33

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 34

Non-GAAP Financial Information & Definitions Cont’d • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. • “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, LLC (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2018 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2018 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. • “Net IRR” of a credit fund represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 35

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2018 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub- advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene (“ATH”) or Athora Holding Ltd. (“Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I & II, Apollo Special Situations Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Traditional Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 36

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37